SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                  Date of Report:  May 2, 1997

                      MILLIPORE CORPORATION
     (Exact name of registrant as specified in its charter)



     Massachusetts            0-1052          04-2170233
    (State or other        (Commission       (IRS Employer
    jurisdiction of        File Number)     Identification
   incorporation or                              No.)
     organization)

  80 Ashby Road, Bedford, Massachusetts          01730
(Address of principal executive offices)      (Zip Code)

 Registrant's telephone number, including area code: (617) 275-9200













Item 5.  Other Events

     On May 2, 1997, the Environmental Quality Board (EQB) of Puerto Rico served an administrative order on Millipore Cidra, Inc., a wholly-owned subsidiary of Millipore Corporation (the Registrant). The administrative order alleges: (i) that the nitrocellulose filter membrane scrap produced by Millipore
Cidra's manufacturing operations is a hazardous waste as defined in EQB regulations; (ii) that Millipore Cidra, Inc. failed to manage the nitrocellulose membrane scrap as a hazardous waste;
and (iii) that such failure violated EQB regulations. The EQB has proposed a fine of $96.5 million against Millipore Cidra, Inc.

     On May 5, 1997 the Registrant issued a press release commenting on the administrative order received by Millipore
Cidra, Inc.


Item 7.  Financial Statements and Exhibits

 (c) Exhibits

          Exhibit 99     Press Release dated May 5, 1997


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MILLIPORE CORPORATION
                                        (Registrant)



Date:  May 6, 1997            /s/  Michael P. Carroll
                              Michael P. Carroll
                              Vice President and Chief Financial
Officer

EXHIBIT 99:  Press Release dated May 5, 1997

For Immediate Release

Investor Contact:                Media Contact:
Geoffrey Helliwell               Tom Anderson
Director, Treasury Operations    Director, Corporate
Communications
(617) 533-2032                   (617) 533-2225
(800) 225-3384                   (800) 225-3384
Geoffrey_Helliwell@millipore.com Thomas_Anderson@millipore.com




           Millipore Comments On Administrative Order
          By Environmental Quality Board Of Puerto Rico


Bedford, Massachusetts, May 5, 1997 -- Millipore Corporation (NYSE/MIL) today issued the following statement with respect to an administrative order received by its wholly-owned subsidiary, Millipore Cidra, Inc., from the Environmental Quality Board of Puerto Rico.

Millipore Cidra stated that membrane scrap from its production of nitrocellulose-based membrane is not a hazardous waste. The Company believes that good science should prevail in this matter and expects to achieve timely and favorable resolution of this issue.

After the close of business Friday, May 2, the EQB served an administrative order alleging that membrane scrap discarded during the production of Millipore Cidra's nitrocellulose-based membrane is a hazardous waste. The EQB proposes a fine of $96.5 million against Millipore Cidra, Inc. However, the Company's experience in manufacturing and handling the membrane scrap, supported by analytical tests performed in accordance with applicable U.S. Environmental Protection Agency and EQB regulations show that such waste is not a hazardous waste under such regulations.

Millipore Cidra, Inc., based in Cidra, Puerto Rico, employs 310 persons and has operated in Puerto Rico for twenty years. Millipore Corporation, its parent company, has an established health, safety and environmental policy which has been adopted by Millipore Cidra, Inc.

Millipore Cidra's nitrocellulose-based membrane is a specialized filter used across a wide range of research and commercial applications. Examples of such uses include the filtering of fluids used in the production of pharmaceutical products, water testing and quality control processes for consumer beverages. Millipore produces over 50 filtration materials, in addition to the nitrocellulose-based membrane.

Millipore is a multinational high technology company that applies
its    purification   technology   to   critical   research   and
manufacturing problems in the microelectronics, biopharmaceutical and analytical laboratory markets.

The matters discussed herein are forward-looking statements and are based on current management expectations that involve substantial risks and uncertainties (including the uncertainties of litigation) which could cause actual outcomes to differ materially from those expressed in, or implied by, these forward-looking statements.

Potential risks and uncertainties that could affect the Company's future operating results include, without limitation, foreign exchange rates; increased regulatory concerns on the part of the biopharmaceutical industry; further consolidation of drug manufacturers; competitive factors such as new membrane technology, and/or a new method of chip manufacture which relies less heavily on purified chemicals and gases; availability of component products on a timely basis; inventory risks due to shifts in market demand; change in product mix; conditions in the economy in general and in the microelectronics manufacturing market in particular; the difficulty in integrating acquired companies; potential environmental liabilities; the inability to utilize technology in current or planned products due to overriding rights by third parties, and the risk factors listed from time to time in the Company's filings with the SEC.

To  receive the latest information about Millipore via FAX,  dial
(800) 758-5804 (PIN#101371). To access Millipore's Web site, go to URL http:www.millipore.com.